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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 6, 1996 (except with respect to the matter discussed in Note 11 to the consolidated financial statements, as to which the date is September 11, 1996) on the consolidated financial statements of Introspect HealthCare Corporation and Subsidiaries as of June 30, 1996 and for the year then ended included in Youth Services International Inc.'s amended Form 8-K (Commission File No. 0-23284) into Youth Services International, Inc.'s previously filed Registration Statement File Nos. 333-07517, 33-99500, 33-99498, 33-93880, 33-84934, 33-84938, 33-84672, 33-83726 and 33-83724.


Tuscon, Arizona,
   October 15, 1996